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                            IN FOCUS SYSTEMS, INC.
                     CALCULATIONS OF NET INCOME PER SHARE

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                             Three Months Ended September 30,                    Nine Months Ended September 30,
                             --------------------------------------------------  -------------------------------------------------
                             1996                      1995                      1996                     1995
                             ------------------------  ------------------------  ------------------------ ------------------------
                             Primary    Fully Diluted  Primary    Fully Diluted  Primary    Fully Diluted Primary    Fully Diluted
                             ------------------------  ------------------------  ------------------------ ------------------------
Weighted Average Shares
Outstanding for the Period   10,728,595    10,728,595  10,746,044    10,746,044  10,922,934    10,922,934  10,968,744   10,968,744

Dilutive Common Stock
Options Using the Treasury
Stock Method                     88,259        88,281     490,645       491,977     455,234       463,325     489,057      495,131

                             ------------------------  ------------------------  ------------------------ ------------------------
Total Shares Used for Per
Share Calculations           10,816,854    10,816,876  11,236,689    11,238,021  11,378,168    11,386,259  11,457,801   11,463,875
                             ------------------------  ------------------------  ------------------------ ------------------------
                             ------------------------  ------------------------  ------------------------ ------------------------

Net Income                   $2,378,000    $2,378,000  $5,982,000    $5,982,000  $8,221,000    $8,221,000 $15,920,000  $15,920,000
                             ------------------------  ------------------------  ------------------------ ------------------------
                             ------------------------  ------------------------  ------------------------ ------------------------

Net Income Per Share         $     0.22    $     0.22  $     0.53    $     0.53  $     0.72    $     0.72 $      1.39  $      1.39
                             ------------------------  ------------------------  ------------------------ ------------------------
                             ------------------------  ------------------------  ------------------------ ------------------------
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